Exhibit 10.2

CONVERTIBLE SECURED NOTE PURCHASE AGREEMENT

March 20, 2013

To:	1030 Norton LLC
Convertible Secured Note of Community Shores
Bank Corporation, Due March 31, 2015

Community Shores Bank Corporation, a Michigan corporation (the "Company"), whose address is 1030 W. Norton Avenue, Muskegon, Michigan 49441, agrees with 1030 Norton LLC, a Michigan limited liability company ("you") as follows:

1.           The Note.  The Company intends to issue a single convertible secured note in the principal amount of $1,280,000 due March 31, 2015 (the "Note").  The Company has taken all necessary action to authorize the execution and delivery of this Agreement and the sale and issuance to you under this Agreement of the Note.  The Note will be in substantially the form set forth as Exhibit A to this Agreement.  The Note will be dated as of the Closing Date (as defined below), and mature on March 31, 2015 (the “Maturity Date”), unless the Maturity Date is extended by written agreement of the Company and you.  The Note will bear interest on its unpaid principal balance at 8% per annum from the Closing Date until payment in full or conversion of the Note, payable quarterly in arrears on April 1, July 1, October 1, and January 1 of each year, for the immediately preceding quarter, commencing April 1, 2013.  During the continuance of any Event of Default (as defined below) the per annum rate of interest payable on the unpaid principal balance of the Note will increase from 8% per annum to 10% per annum.  The Note will be secured by that certain Pledge Agreement by and between the Company and you, the form of which is attached as Exhibit B to this Agreement (the “Pledge Agreement”), to be delivered at such time and upon the satisfaction of such conditions as specified in Section 3 below.   Further, outstanding principal and accrued and unpaid interest may be convertible into common stock of the Company on the terms and conditions outlined in the Note.  The Note may be prepaid in whole or in part prior to maturity, without any prepayment fee, at any time at the election of the Company, upon at least one (1) days prior written notice to you.

THE NOTE WILL BE ISSUED IN REGISTERED FORM ONLY AND WILL BE TRANSFERABLE ONLY AS PROVIDED IN THIS AGREEMENT.  THE NOTE WILL NOT BE ELIGIBLE AS COLLATERAL FOR LOANS FROM THE COMPANY'S SUBSIDIARY, COMMUNITY SHORES BANK (THE "BANK").  THE NOTE IS NOT A DEPOSIT OR OTHER OBLIGATION OF THE BANK.  THE NOTE IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

2.           Purchase and Sale of the Note. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth in this Agreement, you agree to purchase from the Company, and the Company agrees to issue and sell to you the Note, in the aggregate principal amount of $1,280,000, upon delivery by you, at or prior to the Closing Date, of the purchase price specified in Section 3. The Company will initially issue to you one Note registered in your name and payable to you in the aggregate principal amount of the Note being purchased by you.

3.           Closing and Post-Closing Events.

(a)           The Closing under this Agreement will take place at the main office of the Company at 1030 W. Norton Avenue, Muskegon, Michigan 49441, at 10:00 a.m., on March 20, 2013, or on such other date and time as may be mutually agreed upon between you and the Company (such date and time is called the "Closing Date").  Unless otherwise mutually agreed between you and the Company, at the Closing the Company will deliver the Note to you against payment by you, by delivery to the Company of cash, bank cashier's check, or wire transfer, of 100% of the aggregate principal amount of the Note to be sold and delivered to you (the “Purchase Price”).

(b)           After the Closing Date and as soon as reasonably practicable following the release and discharge by Fifth Third Bank of that certain Pledge Agreement made as of September 16, 2008 between the Company and Fifth Third Bank and the return to the Company by Fifth Third Bank of the stock certificate evidencing the shares of the Bank pledged pursuant thereto, the Company will execute and deliver the Pledge Agreement to you.

4.           Representations and Warranties of the Company.  The Company represents and warrants to you as follows:

(a)           The Company is a corporation organized and validly existing in good standing under the laws of the State of Michigan.

(b)           The Company is duly authorized to conduct its current business and has all requisite corporate power and authority to own and operate its properties and assets (including the voting capital stock of the Bank), and to carry on its business; except to the extent that the Company's failure to be so authorized or have such power or authority would not be expected to have a material adverse effect on the Company.

(c)           The Company is duly authorized by all requisite corporate action to enter into this Agreement, to issue and sell the Note, and to perform the terms of this Agreement and of the Note.

(d)           There are no actions, suits, proceedings or investigations pending before any court or governmental agency, or, to the Company's knowledge, threatened before any such court or governmental agency, which the Company expects will result in any judgment, order, decree or liability having a material adverse effect upon the business or financial condition of the Company, or which questions the validity of the Note or this Agreement, other than a Written Agreement between the Company and the Federal Reserve Bank of Chicago dated December 16, 2010, a Consent Order among the Federal Deposit Insurance Corporation (“FDIC”), the Michigan Office of Financial and Insurance Regulation (“OFIR”) and the Bank dated  September 2, 2010, and a Supervisory Prompt Corrective Action Directive issued by the Chicago Regional Office of the FDIC to the Bank dated August 17, 2011.

(e)           The Company has filed all federal, state, local and other tax returns required by law to be filed by it, and all taxes shown to be due and all additional assessments shown to be due, have been paid by the Company; except to the extent that the failure to make any such filing or payment would not be expected to have a material adverse effect on the Company.

(f)           Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor compliance with the provisions of this Agreement and of the Note, will result in any violation of any term of the Company’s Articles of Incorporation or its Bylaws, where such violation would be expected to have a material adverse effect on the Company.

(g)           There exists no condition, event or act which would constitute an Event of Default, as defined in Section 8 of this Agreement, or which, after notice or lapse of time or both, would constitute such an Event of Default.

(h)           The authorized capital stock of the Bank consists of 1,000,0000 shares of common stock, of which 1,000,000 shares are issued and outstanding.  The Company owns all of the issued and outstanding Common Stock of the Bank.  The Bank is a wholly-owned subsidiary of the Company.

(i)           The authorized capital stock of the Company consists of 9,000,000 shares of common stock, of which 1,468,800 shares are issued and outstanding, and 1,000,000 shares of preferred stock, of which no shares are issued and outstanding.

5.           Representations, Warranties and Covenants of the Purchaser.  You are  aware that the Company intends to issue the Note pursuant to an exemption from registration under Rule 506 of Regulation D or Section 4(2) of the Securities Act of 1933 (the "Securities Act"), and under Section 202(n) of the Michigan Uniform Securities Act (2002) (the "Michigan Act"), or without registration under the Michigan Act in reliance on Section 18 of the Securities Act.   In determining whether these exemptions from registration under the Securities Act, the Michigan Act, or other applicable securities laws, are available, the Company is relying upon your representations, warranties and covenants contained in this Agreement.  You represent and warrant to, and agree with, the Company as follows:

(a)           You are acquiring the Note solely for your own account, for investment and not with a view to any further sale or distribution of the Note.

(b)           The Note has not been registered under the Securities Act, the Michigan Act, or any other state securities act, and will not be sold or otherwise transferred without registration under the Securities Act, the Michigan Act, and any other applicable state securities act, or an exemption from registration.   You recognize that the Note will bear a restrictive legend providing that no sale or other transfer may be made without registration under federal and state securities laws or an exemption from registration.  The records of the Company will also be marked to note the restrictions on transfer of the Note referred to in this Section.

(c)           In addition to the restrictions on transfer set forth in subsection (b) above, you agree that you will give the Company at least 10 business days (or such shorter period as the Company may agree to) advance notice of any proposed sale, pledge, or other transfer of the Note or of any interest in the Note; and will not sell, pledge or otherwise transfer the Note, or any interest in the Note, without the prior written consent of the Company.  The Company may decline to grant its consent for any reason, or no reason.

(d)           The Note was not offered to you by means of any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, or any other form of general solicitation or advertising.  Materials submitted to you in connection with the purchase of the Note were received by you at least 48 hours before this Agreement was signed.

(e)           You have not paid or agreed to pay any commission to any person for soliciting you to purchase the Note; and you are not aware any other person making any agreement to pay, or paying any commission in connection with the sale of the Note.

(f)           You are an "accredited investor" as that term is defined in Regulation D under the Securities Act, because you are a limited liability company, all of the members of which are accredited investors.

(g)           All communication with you regarding the purchase of the Note has occurred in the State of Michigan; and your principal office is located in the State of Michigan.

(h)           You have full power and authority, and have taken, and your members and manager(s) have taken all action necessary to authorize the purchase of the Note, and you have obtained the consent or approval of all governmental agencies or bodies whose consent or approval is required for your purchase of the Note.  Your purchase of the Note does not violate any law, rule or regulation to which you are subject nor the terms of any agreement or undertaking to which you are a party.

(i)           You confirm that, in making your decision to purchase the Note, you have relied solely upon independent investigations made by you or your representatives, including your own professional tax and other advisors, and that you and such representatives and advisors have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning the terms and conditions of this offering, and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense.

(j)           You confirm that (A) each of your members reached his decision to invest in you independently from the other members, (B) none of your members has entered into, and none of your members has any intention to enter into, any agreement or understanding with any other member(s) for the purpose of exercising a controlling influence over the management and policies of the Company, including but not limited to any agreement or understanding regarding the voting or transfer of any shares of the Company’s common stock into which any portion of the principal and unpaid interest on the Note may be converted, and (C) none of your members who is a director of the Company has any intention to act in concert with any other directors or shareholders of the Company, including you, with respect to the exercise of his voting rights as a director, provided, however, that this shall not limit a director’s ability to exercise his legitimate duties and rights as a director, including the ability to consult with other directors and shareholders as appropriate.

6.           Payment, Registration and Transfer of the Note.  The Company may make all payments on account of the principal of the Note and any interest thereon directly by check duly mailed or delivered to you at your address set forth in the register referred to in this Section 6, without any presentment or notation of payment, notwithstanding any provisions to the contrary in the Note with respect to the place and manner of payment.  Any amount of principal so paid on the Note shall be regarded as having been retired and cancelled at the time of payment.  When all  principal of and interest on the Note has been fully paid, the Note shall be surrendered to the Company and shall be retired and cancelled.

The Company will cause to be kept at its principal office a register in which shall be entered the name and address of the holder of the Note, the particulars of the Note, and of all transfers of the Note.  The person in whose name the Note shall be so registered shall be deemed and treated as the owner of the Note for all purposes of this Agreement and the Company shall not be affected by any notice to the contrary.  Payment of or on account of the principal of and interest on the Note shall be made only to or upon the written order of the registered owner (which in the case of a payment on an Interest Payment Date shall be the registered owner at the close of business on the related Regular Record Date as defined in the Note).  For the purpose of any request, direction, consent, or waiver under this Agreement, the Company may deem and treat the registered owner of the Note as the owner of the Note without production of the Note.

Subject to compliance with the requirements of Sections 5(b) and 5(c) of this Agreement, the holder of the Note may at any time prior to maturity or payment in full of the Note transfer the Note by surrender of the Note at the principal office of the Company with an appropriate instrument of transfer, and the Company shall, without expense to such holder or transferee (other than payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange), execute and deliver to the transferee a new Note registered in the name of such transferee in principal amount equal to the unpaid principal amount of the Note so transferred.  All Notes so issued upon transfers or exchanges shall have the same maturity and rate of interest, contain the same provisions, and be subject to the same terms and conditions as the Note so surrendered, including all of the provisions of this Agreement.

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note, and, if requested by the Company, upon delivery of an indemnity agreement or security reasonably satisfactory to the Company, the Company will issue a new Note of like tenor and amount in lieu of such lost, stolen, destroyed or mutilated Note.   References in this Agreement to the Note shall include any Note issued pursuant to this Section 6.

7.           Covenants of the Company.  The Company covenants and agrees that, so long as the Note is outstanding, it will perform and observe the following covenants and provisions:

(a)           The Company will pay the principal of and interest on the Note at the time and place and in the manner stated in the Note.

(b)           The Company will not sell all or substantially all of its assets unless the purchaser agrees to be liable for the payment of all of the Company's obligations under the Note.

(c)           The Company will not consolidate with or merge into any other corporation or entity or permit any other corporation or entity to consolidate with or merge into the Company; provided that the foregoing shall not apply to any consolidation or merger to which the Company is a party if the Company is the surviving corporation, or the surviving corporation agrees to be liable for the payment of all of the Company's obligations under the Note.

(d)           The Company will, from time to time, within ten (10) days after submission of a written request for payment, reimburse you for all reasonable out-of-pocket costs, including legal fees and expenses, incurred by you in connection with the preparation or review of this Agreement, the Note, any amendment or proposed amendment to this Agreement or the Note, or any related documents, or in analyzing or enforcing any of your rights under this Agreement or the Note, or in connection with any claim or inquiry brought by any shareholder of the Company or by any bank regulatory organization, in connection with this Agreement, the Note, or any  of the related transactions.

(e)           To the extent permitted by law, the Company agrees that it will not cause or permit the Bank to issue additional shares of capital stock while any amount under the Note is outstanding, without the prior written consent of the holder of the Note.

(f)           The Company will utilize a portion of the proceeds of the Note to obtain the release and discharge of all indebtedness owed by the Company to Fifth Third Bank under that certain Loan Agreement made as of September 7, 2002, as amended, and a release and discharge of that certain Pledge Agreement made as of September 16, 2008 between the Company and Fifth Third Bank.

8.           Defaults.  Each of the following events shall constitute an "Event of Default" under this Agreement:

(a)           If the Company shall default in the payment of any part of the principal of the Note when the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; and the default continues for more than (ten) 10 days after the holder of the Note provides written notice of the default to the Company; or

(b)           If the Company shall default in the payment of any installment of interest on the Note, and the default continues for more than (fifteen) 15 days after the holder of the Note provides written notice of the default to the Company; or

(c)           If the Company shall default in the performance or observance of any of the terms, covenants, or conditions of this Agreement or the Note, and such default shall continue for more than thirty (30) days after the holder of the Note provides written notice of the default  to the Company; or

(d)           If any representation or warranty made by the Company in this Agreement shall prove to have been false or incorrect in any material respect on the date as of which it was made; or

(e)           The Commissioner of the Michigan Office of Financial and Insurance Regulation, the Board of Governors of the Federal Reserve System, or the Federal Deposit Insurance Corporation, or any other regulatory authority having jurisdiction shall take possession of the properties, assets, and business of the Bank or appoint a receiver or conservator of the Bank; or

(f)           Any action or proceeding shall be commenced by or against the Company for reorganization, liquidation or similar relief under the Bankruptcy Code, or any other bankruptcy, reorganization or insolvency law or statute, and shall remain undismissed for 30 days.

If an Event of Default under paragraphs (e) or (f) above shall occur and be continuing, the Note shall, without further action on the part of the holder or any other person, automatically and immediately become due and payable.  If an Event of Default under paragraphs (a), (b), (c) or (d) above shall occur and be continuing, then the holder of the Note shall have the option (unless such event shall have been remedied) to declare the Note to be due and payable.  In the event that the Note becomes due and payable automatically as provided for in the first sentence of this paragraph, then the Note shall immediately mature and become due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived.  No delay on the part of the holder of the Note in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other rights, power or privilege under this Agreement.

9           Amendments, Waivers and Consents.  Changes or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company shall obtain consent thereto in writing from the holder of the Note. Any consent may be given subject to the satisfaction of conditions stated in the document setting forth or accompanying the consent.

10.           Survival of Representations and Warranties.  All representations and warranties contained in this Agreement are made in writing in connection with the transactions contemplated by this Agreement, are made as of the date of this Agreement, and shall survive the execution and delivery of this Agreement and of the Note.

11.           Notices.  Any notice or demand which by any provision of this Agreement is required or provided to be given shall be deemed to have been sufficiently given or served for all purposes when actually delivered, or if earlier, three business days after being sent by registered or certified United States mail, return receipt requested, and postage prepaid, to the applicable party at the address set forth opposite the signature of such party below or at such other address with respect to either party as such party shall notify the other in writing.

12.           Benefits.  All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns, including all permitted assignees and subsequent holders of the Note; provided that despite any purported assignment or transfer of the Note the Company shall be entitled to treat as the owner of the Note the holder designated as payee on the records maintained by the Company unless and until a transfer of the Note in conformity with the terms of this Agreement shall have been completed, including without limitation registration of transfer as provided for in Section 6 hereof.

13.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to choice of law principles of such State.

14.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

If you agree with the above, please sign this Agreement and return it to the Company, at which time this Agreement will become and evidence a binding agreement between the Company and you as of the date and year first above written.

Very truly yours,

COMMUNITY SHORES BANK
  CORPORATION

Address of Company:

1030 W. Norton Avenue Muskegon, Michigan 49441
By: /s/ Heather Brolick	Attention: Heather Brolick
Heather Brolick, President and CEO	President and CEO

PURCHASER

This Agreement is hereby accepted
and agreed to:

Address of Purchaser:

1030 Norton LLC	1985 East Laketon Ave.
Muskegon, MI 49442
Attention: Bruce J. Essex, Managing Partner
By: /s/Bruce J. Essex
Bruce J. Essex
Its: Managing Partner

EXHIBIT A

FORM OF SECURED CONVERTIBLE NOTE

The Note shall be in substantially the form set forth in this Exhibit, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by resolution of the Board of Directors of the Company or by the officer or officers executing the Note, as evidenced by his, her, or their execution of the Note.

COMMUNITY SHORES BANK CORPORATION

SECURED CONVERTIBLE NOTE
 DUE March 31, 2015

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, THE MICHIGAN UNIFORM SECURITIES ACT, OR THE SECURITIES LAWS OF ANY OTHER STATE.  THIS NOTE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, THE MICHIGAN UNIFORM SECURITIES ACT, AND ANY OTHER APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THIS NOTE IS SUBJECT TO RESTRICTIONS ON SALE, PLEDGE AND OTHER TRANSFERS SET FORTH IN AN AGREEMENT BETWEEN THE HOLDER AND ISSUER OF THIS NOTE, INCLUDING RESTRICTIONS REQUIRING, IN MOST CASES, THE ISSUER'S CONSENT PRIOR TO ANY SALE, PLEDGE OR OTHER TRANSFER.

THIS NOTE IS NOT A DEPOSIT OR OTHER OBLIGATION OF COMMUNITY SHORES BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.  THIS NOTE IS INELIGIBLE TO SECURE A LOAN FROM COMMUNITY SHORES BANK.

Community Shores Bank Corporation, a Michigan corporation (the "Company"), for value received, hereby promises to pay to:

1030 Norton LLC, a Michigan limited liability company

or permitted registered assigns, on March 31, 2015, the principal sum of One Million Two Hundred Eighty Thousand Dollars ($1,280,000) and to pay interest on the unpaid principal amount of this Note from the date of this Note or from the most recent Interest Payment Date (as defined below) to which interest hereon has been paid or duly provided for, whichever is later, quarterly  in arrears on the 1st day of April, July, October, and January (each an "Interest Payment Date") in each year commencing on April 1, 2013, at eight percent (8%) per annum until the principal of this Note is paid or converted pursuant to the next paragraph.

If the Company makes an offering of its common stock upon maturity of the Note to retire the Note, the holder of the Note may elect to convert any portion of the total principal amount and accrued and unpaid interest of the Note into fully paid and nonassessable shares of the Company's common stock (the "Share(s)").  The number of Share(s) into which any portion of the total principal amount and accrued and unpaid interest of the Note may be converted shall be determined by dividing such portion of the total principal balance and accrued and unpaid interest of the Note by seventy-five percent (75%) of the per share price at which the shares of common stock are offered.  (Expressed algebraically, the number of Shares into which any portion of the total principal amount and accrued and unpaid interest of the Note is convertible equals x/(.75*y); where x is equal to the portion of the total principal balance and accrued and unpaid interest of the Note to be converted and y is equal to the offering price per share established by the Company for the offering.) No fractional shares shall be issued.

During the continuance of any Event of Default (as defined in the Purchase Agreement referred to below) the per annum rate of interest payable on the unpaid principal balance of this Note will increase from eight percent (8%) to ten percent (10%) per annum.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date for such interest which shall be the 15th day (whether or not a business day) of the calendar month immediately preceding an Interest Payment Date, notwithstanding the cancellation of this Note upon any transfer or exchange of this Note subsequent to such Regular Record Date and prior to such Interest Payment Date.  The principal of and interest on this Note shall be payable at the principal office of the Company in Muskegon County, Michigan; provided, however, that payment of interest or principal may be made at the option of the Company by check mailed to the address of the person entitled to the payment as such address may appear on the Note Register.  All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

This Note may be prepaid in whole or in part prior to maturity, without any prepayment fee, at any time at the election of the Company, upon at least one (1) days prior written notice to the person in whose name this Note is registered.

This Note is issued under and pursuant to a Convertible Secured Note Purchase Agreement dated March 20, 2013, by and between the Company and the initial registered owner of this Note (the "Purchase Agreement") to which Purchase Agreement (and any amendments thereto) reference is made for a description of the rights, limitations of rights, obligations, and duties of the Company and the person in whose name this Note is registered, the terms upon which the Note is, and is to be, registered and delivered, and a description of the circumstances under which the maturity of the Note may be subject to acceleration.

Upon execution and delivery of the Pledge Agreement by the Company as and when provided in the Purchase Agreement, this Note will be secured by a security interest, as more particularly described in the Pledge Agreement.

This Note is issued subject to the provisions of the Purchase Agreement, and each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.

This Note is issuable only as a registered Note.  No service charge will be made for any permitted transfer or exchange of this Note, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.  The Company may treat the person in whose name this Note is registered as the owner of this Note for the purpose of receiving payment and for all other purposes whether or not this Note is overdue, and the Company shall not be affected by any notice to the contrary.

As provided in the Purchase Agreement and subject to certain limitations set forth in the Purchase Agreement, this Note is transferable on the Note Register of the Company, upon surrender of this Note for transfer at the principal office of the Company in Muskegon County, Michigan, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by, the registered holder of this Note.

Community Shores Bank Corporation has caused this Note to be executed in its corporate name by the manual signature of its duly authorized officer.

Date:   March 20, 2013

COMMUNITY SHORES BANK CORPORATION

BY: /s/ Heather Brolick
Heather Brolick, President and CEO

EXHIBIT B

FORM OF PLEDGE AGREEMENT

The Pledge Agreement shall be in substantially the form set forth in this Exhibit, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by resolution of the Board of Directors of the Company or by the officer or officers executing the Note, as evidenced by his, her, or their execution of the Note.

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made as of March 20, 2013, by and between COMMUNITY SHORES BANK CORPORATION, a Michigan corporation, of 1030 West Norton Avenue, Muskegon, Michigan 49441, (“Debtor”) and 1030 NORTON LLC, a Michigan limited liability company, of 1985 East Laketon Ave., Muskegon, MI 49412 (“Secured Party”).

1. Grant of Security Interest.   Debtor grants to Secured Party a security interest in all shares of the capital stock of Community Shores Bank, a Michigan banking corporation, that Debtor now owns and acquires in future (the “Shares”) and in (1) all securities, security entitlements and other financial assets, instruments and other property (“Additional Property”) that Debtor at any time receives or is entitled to receive by reason of any stock dividend, stock split, recapitalization, reclassification, merger, consolidation, liquidation, exchange, renewal, redemption, substitution or other transaction regarding the Shares or regarding any Additional Property, (2) all dividends, interest and other distributions that Debtor at any time receives or is entitled to receive in respect of any of the Shares or any Additional Property (“Distributions”) and (3) all proceeds of the Shares, the Additional Property and the Distributions.  The Shares, the Additional Property, the Distributions and the proceeds thereof are referred to in this Agreement as “Collateral”.

2. Indebtedness Secured.  Debtor gives this security interest to secure payment and performance of Debtor’s obligations under that certain Convertible Secured Note Purchase Agreement dated March 20, 2013, as the same may be amended or restated from time to time (the “Note Purchase Agreement”), and that certain Convertible Secured Note Due March 31, 2015 issued under the Note Purchase Agreement (together with any substitute or replacement note(s) issued therefor from time to time, the “Note”).  The Note Purchase Agreement and the Note are secured by this Agreement and are collectively referred to as the “Indebtedness.”

3. Warranties and Representations.  Debtor represents and warrants to, and agrees with, Secured Party as follows:

a. Debtor is a corporation organized and validly existing in good standing under the laws of the State of Michigan; Debtor has full corporate power and authority to enter into and perform its obligations under this Agreement; the signing, delivery and performance of this Agreement have been duly authorized by all necessary action of Debtor’s board of directors and will not violate Debtor’s articles of incorporation or bylaws; and this Agreement is Debtor’s valid and binding obligation, enforceable in accordance with its terms.

b. Debtor owns the Collateral and, subject to the consent of the Federal Reserve Bank of Chicago [(which has been obtained),] has the unqualified right to transfer the Collateral to Secured Party.  The Collateral is not subject to any security interest, lien, encumbrance, adverse claim or other claim in favor of any third party, or to any right or option of any third party to purchase or acquire any of the Collateral.

c. Each instrument, security or other financial asset included in the Collateral is genuine and what it purports to be and has not been materially altered.  Each security included in the Collateral is validly issued and fully paid.  The Shares are subject to assessment to the extent and in the manner provided by the Michigan Banking Code of 1999, as amended.

d. Debtor’s address set forth on the first page of this Agreement is the location of Debtor’s chief executive office.

4. Agreements of Debtor.  Debtor agrees that

a. Debtor shall promptly sign and deliver to Secured Party all stock powers, bond powers, assignments, endorsements, power of attorney, agreements, instructions to issuers, security intermediaries and other parties and other documents, including financing statements, that Secured Party from time to time requests to perfect Secured Party’s security interest in the Collateral.  Debtor consents to the filing by Secured Party of a financing statement reflecting Secured Party’s security interest in the Collateral.

b. Debtor shall not sell, lease, transfer, or assign any Collateral or any interest in any Collateral or permit any Collateral to be transferred by operation of law.

c. Debtor shall pay promptly when due all taxes and assessments upon the Collateral.

d. Debtor shall furnish to Secured Party all information regarding the Collateral that Secured Party requests and shall allow Secured Party at any reasonable time to inspect Debtor’s records regarding the Collateral.

e. Debtor shall promptly deliver to Secured Party all certificates and other instruments or documents that evidence title or rights to the Collateral, including certificates and other instruments and documents that Debtor receives in the future.

f. Debtor shall immediately notify Secured Party in writing of any change in Debtor’s name, identity or corporate structure and of any change in the location of Debtor’s chief executive office.

5. Secured Party’s Rights.   Secured Party shall have the rights specified in this Section 5 only after the occurrence of (i) failure by Debtor to pay any of the Indebtedness at maturity, (ii) Secured Party has given the notice specified in Section 7 following such failure, and (iii) the 90-day period specified in Section 7 has expired without cure.

a. If Debtor fails to perform any of Debtor’s obligations under this Agreement, then Secured Party may, without giving Debtor notice or obtaining the consent of Debtor, perform that obligation on Debtor’s behalf.  (This may include, for example, signing stock powers and other documents described in Section 4(a) above).  To the extent necessary, Debtor appoints Secured Party as Debtor’s agent and attorney-in-fact with full power and authority to perform those obligations.  Debtor shall reimburse Secured Party on demand for any expense that Secured Party incurs in performing any obligation and shall pay to Secured Party interest on the expense, from the date on which the Secured Party incurred the expense, at an annual rate equal to 8% per annum.  Secured Party is not required to perform an obligation that Debtor has failed to perform.

b. With respect to the custody and preservation of Collateral in its possession, Secured Party’s only duty will be to use reasonable care.  Secured Party shall not have any obligation to take any steps necessary to preserve rights against prior parties.  Secured Party shall not have any duty to sell any Collateral even if its value declines.  Secured Party shall not have any obligation to exercise, or to notify Debtor of, any conversion or redemption rights or to take any similar action with regard to any Collateral.

6. Voting Rights.  Unless and until Debtor fails to pay any of the Indebtedness at maturity, Secured Party has given the notice specified in Section 7 following such failure, and the 90-day period specified in Section 7 has expired without cure, Debtor may exercise all voting and other powers and rights pertaining to any Collateral and may receive and retain all dividends on Collateral.

7. Remedies.  If any of the Indebtedness is not paid at maturity, then upon 90 days’ prior written notice by Secured Party to Debtor and the expiration of such 90-day period without cure, Secured Party shall have all of the rights and remedies of a secured party under applicable laws.  Without limiting those rights and remedies, if all or any part of the Indebtedness is not paid at maturity, following such written notice by Secured Party to Debtor and the expiration of such 90-day period without cure then:

a. Secured Party shall have the right, but no obligation, to exercise and enforce any or all of Debtor’s rights and remedies with respect to the Collateral, including, but not limited to, the right to demand, enforce payment of, collect and receive all dividends, interest, principal payments and other sums that are at any time owing with respect to any of the Collateral and to apply the sums to the Indebtedness in any manner that Secured Party determines.

b. Secured Party may sell or otherwise dispose of the Collateral in any commercially reasonable manner.  Any notification that Secured Party is required to give to Debtor regarding any sale or other disposition of Collateral shall be considered reasonable if Secured Party mails or otherwise sends or delivers it to Debtor at least thirty days before the sale or other disposition.

c. Secured Party shall apply the proceeds of any collection or disposition of Collateral first to Secured Party’s attorney fees and expenses, as provided in Paragraph 8 of this Agreement, and then to the Indebtedness, in any manner that Secured Party determines, and Debtor shall be liable for any deficiency remaining.

All rights and remedies of Secured Party shall be cumulative and may be exercised from time to time.

8. Expenses.  Debtor shall reimburse Secured Party on demand for all reasonable attorney fees, legal expenses, and other expenses that Secured Party incurs in protecting and enforcing Secured Party’s rights under this Agreement.  This includes fees and expenses incurred in trying to obtain possession of Collateral from Debtor, a trustee or receiver in bankruptcy or any other person.  Secured Party may apply any proceeds of collection or disposition of Collateral to Secured Party’s reasonable attorney fees, legal expenses and other expenses.

9. Amendments and Waivers.  A provision of this Agreement may not be modified or waived except by a written agreement signed by Secured Party.  Secured Party shall continue to have all of Secured Party’s rights under this Agreement even if Secured Party does not fully and promptly exercise them on all occasions.

10. Notices.  Any notice to Debtor or Secured Party shall be considered to have been given if and when it is mailed, with postage prepaid, to the respective address of Debtor or Secured Party appearing on the first page of this Agreement or if and when it is delivered personally.

11. Other.  In this Agreement “maturity” of any of the Indebtedness means the time when that Indebtedness has become due and payable, for whatever reason (including, for example, acceleration due to default or bankruptcy).  This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their successors and permitted assigns.

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